Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031, hereby constitute and appoint Brendan M. Foley, Marcos M. Gabriel, Jeffery D. Schwartz, and Jason E. Wynn, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 and any and all amendments, including post-effective amendments, to this registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and all other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Brendan M. Foley	Chairman, President, Chief Executive Officer and Director	February 20, 2026
Brendan M. Foley

/s/ Marcos M. Gabriel	Executive Vice President and Chief Financial Officer	February 20, 2026
Marcos M. Gabriel

/s/ Gregory P. Repas	Vice President and Controller	February 20, 2026
Gregory P. Repas

/s/ Anne L. Bramman	Director	February 20, 2026
Anne L. Bramman

/s/ Michael A. Conway	Director	February 20, 2026
Michael A. Conway

/s/ Richard Dierker	Director	February 20, 2026
Richard Dierker

/s/ Gavin Hattersley	Director	February 20, 2026
Gavin Hattersley

/s/ Michael D. Mangan	Director	February 20, 2026
Michael D. Mangan

/s/ Maritza G. Montiel	Director	February 20, 2026
Maritza G. Montiel

/s/ Margaret M.V. Preston	Director	February 20, 2026
Margaret M.V. Preston

/s/ Gary M. Rodkin	Director	February 20, 2026
Gary M. Rodkin

/s/ Valarie L. Sheppard	Director	February 20, 2026
Valarie L. Sheppard

/s/ Jacques Tapiero	Director	February 20, 2026
Jacques Tapiero

Director
Terry S. Thomas

/s/ W. Anthony Vernon	Director	February 20, 2026
W. Anthony Vernon